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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use in this registration statement and the incorporation by reference in this registration statement of our report dated February 9, 2001 included in Aronex Pharmaceuticals, Inc.'s Form 10-K for the year ended December 31, 2000, which includes an explanatory paragraph that describes an accounting change discussed in Note 2 to the financial statements and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



Houston, Texas
May 18, 2001